Exhibit 99.1

FOR IMMEDIATE RELEASE: AUGUST 20, 2026

Leggett & Platt Announces Shareholder Approval of Merger with Somnigroup

Carthage, Mo., August 20, 2026 ---

Leggett & Platt today announced that its shareholders voted to approve the merger of the Company with Somnigroup International Inc. (NYSE: SGI). The Merger remains subject to a remaining required regulatory approval and we anticipate that the transaction will close upon satisfaction of the remaining closing conditions.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” identified by words such as “expect,” “anticipate,” “estimate,” “believe,” or by the context in which they appear, including, but not limited to, the anticipated closing of the Somnigroup transaction upon satisfaction of the remaining closing conditions, including required regulatory approvals. Such statements are expressly qualified by cautionary statements described in this provision and reflect only the beliefs, expectations, and assumptions of the Company at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made, whether as a result of new information, future events or otherwise, except as required by law. Some of these risks include: risks associated with the Agreement and Plan of Merger, dated April 13, 2026 (as may be amended from time to time, the “Somnigroup Merger Agreement”), by and among Somnigroup International Inc. (“Somnigroup”), Sparrow Unity Corporation, a Missouri corporation and a direct, wholly owned subsidiary of Somnigroup (“Merger Sub”) and the Company, pursuant to which, subject to the terms and conditions of the Somnigroup Merger Agreement, Merger Sub will merge with and into the Company (the “Somnigroup Merger”), with the Company surviving the Somnigroup Merger as a direct, wholly owned subsidiary of Somnigroup, including (i) the completion of the Somnigroup Merger is subject to certain conditions that may not be satisfied or waived, including certain governmental and regulatory approvals; (ii) an event, change or other circumstance could give rise to delays in completing the Somnigroup Merger or the termination of the Somnigroup Merger Agreement; (iii) the Company’s business relationships (including with Somnigroup and its affiliates) may be subject to disruption due to uncertainty associated with the Somnigroup Merger; (iv) the diversion of management time from ongoing business operations and opportunities as a result of the Somnigroup Merger; (v) failure to complete the Somnigroup Merger could negatively impact the share price and the future business and financial results of the Company; (vi) litigation against the Company could result in substantial costs, an injunction preventing the completion of the Somnigroup Merger and/or a judgment resulting in the payment of damages; (vii) the Company will incur significant transaction and merger-related costs in connection with the Somnigroup Merger; (viii) the possibility that the expected benefits of the Somnigroup Merger are not realized when expected or at all; and (ix) other risks inherent in the Company’s and Somnigroup’s businesses.

All such factors are difficult to predict, are beyond the Company’s and Somnigroup’s control and are subject to additional risks and uncertainties, including those detailed in Somnigroup’s annual report on Form 10-K for the year ended December 31, 2025 and those detailed in the Company’s annual report on Form 10-K for the year ended December 31, 2025 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. These risks, as well as other risks related to the proposed transaction, are included in the Form S-4 and proxy statement/prospectus that Somnigroup and Leggett & Platt filed with the SEC in connection with the proposed transaction. There may be other factors that may cause the Company’s and Somnigroup’s actual results to differ materially from the forward-looking statements. The Company does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in many homes and automobiles. The 143-year-old Company is a leading supplier of bedding components and solutions; automotive seat comfort and convenience systems; home and work furniture components; geo components; flooring underlayment; and hydraulic cylinders for material handling and heavy construction applications.

CONTACT: Investor Relations, (417) 358-8131 or invest@leggett.com

Ryan M. Kleiboeker, Executive Vice President